Exhibit 10.31

                               OBJECT DESIGN, INC.

                                 PROMISSORY NOTE


                                                           December 17, 1996


$2,000,000                                                 Boston, Massachusetts

         For value received, the undersigned hereby promises to pay to THE FIRST NATIONAL BANK OF BOSTON (the "Bank"), or order, at the head office of the Bank at 100 Federal Street, Boston, Massachusetts 02110, the principal amount of TWO MILLION Dollars ($2,000,000) or such lesser amount as shall equal the principal amount outstanding hereunder on, September 30, 1997 (the "Revolving Credit Termination Date") in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal balance hereof from time to time outstanding, at said office and in like money and funds, at a rate per annum which shall at all times equal the Base Rate plus the Applicable Margin, as defined in the Agreement (hereafter defined). Interest shall be payable in arrears on the first day of each month beginning on the first such date after the date hereof and when the principal balance hereof is due (whether at maturity, by reason of acceleration or otherwise). All principal remaining unpaid and any accrued but unpaid interest shall in any event be due and payable on September 30, 1997.

         The term "Base Rate" shall mean the greater of (i) the rate of interest announced from time to time by the Bank at its head office as its Base Rate and
(ii) the Federal Funds Effective Rate (as defined in the below-mentioned Agreement) plus one half of one percent (1/2%) (rounded upwards, if necessary, to the nearest one eighth of one percent (1/8%)). The rate of interest shall vary from time to time as the Base Rate varies, and any change in the rate of interest will become effective on the effective date of a change in the Base Rate. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

         Overdue payments of principal (whether at stated maturity, by acceleration or otherwise), and, to the extent permitted by law, overdue interest, shall bear interest, compounded daily and payable on demand in immediately available funds, at a rate per annum equal to four percent (4%) above the rate that would otherwise be applicable to principal hereunder.

         If a payment of principal or interest hereunder is not made within 10 days of its due date, the undersigned will also pay on demand a late payment charge equal to 5% of the amount of such payment. Nothing in the preceding sentence shall affect the Bank's rights to exercise any of its rights and remedies provided in the Agreement (as defined below) if an Event of Default (as defined in the Agreement) has occurred.

         This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain Loan and Security Agreement dated as of December 17, 1996 by and between the undersigned and the Bank (herein, as the same may from time to time be amended or extended, referred to as the "Agreement"), but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and interest on this Note as herein provided.

         As provided in the Agreement, this Note is secured by certain personal property of the undersigned and is subject to mandatory prepayment in certain circumstances.

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         In case an Event of Default (as defined in the Agreement) shall occur, the aggregate unpaid principal of and accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The undersigned may at its option prepay all or any part of the principal of this Note before maturity upon the terms provided in the Agreement.

         The undersigned maker hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except for notices which are specifically required to be provided under the terms of the Agreement.

         This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).


         OBJECT DESIGN, INC.


                                           By:________________________________
                                             /s/ Lacey Brandt


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